SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(  )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                         Bowater Incorporated

            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

(Bowater logo appears here)                        Bowater Incorporated
                                                   55 East Camperdown
                                                   Way
                                                   Post Office Box 1028
                                                   Greenville, SC 29602
                                                   March 31, 1995
To All Shareholders:
     You are cordially invited to attend the Annual Meeting of Shareholders of Bowater Incorporated (the "Company"), which will be held at the Omni Hotel, 222 East Third Street, Charlotte, North Carolina, on Wednesday, May 24, 1995, at ten thirty a.m. All holders of the Company's outstanding Common Stock and Depositary Shares, each representing a one-fourth interest in the Company's 7% PRIDES, Series B Convertible
Preferred Stock, of record at the close of business on March 27, 1995, are entitled to notice of and to vote at the Annual Meeting.
     Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy
Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.
     Upon adjournment of the Annual Meeting, a number of the directors and officers will be available to confer informally with shareholders.
     We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.
     The Company's Annual Report for 1994 is included in this package, and we urge you to read it carefully.
                                      Sincerely yours,
                                      (signature of A. P. Gammie appears here)
                                      A. P. GAMMIE
                                      CHAIRMAN OF THE BOARD
(recycle logo appears here)
                       PRINTED ON RECYCLED PAPER MANUFACTURED BY THE COMPANY AND CONTAINING AT LEAST 10% RECOVERED FIBER

                              BOWATER INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 1995
             The 1995 Annual Meeting of Shareholders of BOWATER
        INCORPORATED (the "Company") will be held at the Omni Hotel, 222
        East Third Street, Charlotte, North Carolina, on Wednesday, May
        24, 1995, at ten thirty a.m. for the following purposes:
                 (1) To elect three directors, each for a term of three
            years;
                 (2) To vote on the ratification of the appointment of
            KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1995; and
                 (3) To transact such other business as may properly
            come before the Annual Meeting or any adjournment(s) thereof.
             Holders of Common Stock and Depositary Shares, each representing a one-fourth interest in the Company's 7% PRIDES, Series B Convertible Preferred Stock, of record at the close of business on March 27, 1995, are entitled to notice of and to vote at the Annual Meeting.
                                         By order of the Board of
                                         Directors,
                                         (sig of Wendy C. Shiba appears here)
                                         WENDY C. SHIBA
                                         SECRETARY
        Greenville, South Carolina
        March 31, 1995
        SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN THE PROXY PROMPTLY
                           IN THE ENVELOPE PROVIDED.

                              BOWATER INCORPORATED
                             55 EAST CAMPERDOWN WAY
                                 P.O. BOX 1028
                        GREENVILLE, SOUTH CAROLINA 29602
                                PROXY STATEMENT
                              DATED MARCH 31, 1995
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 10:30 A.M. ON MAY 24, 1995
                                   OMNI HOTEL
                             222 EAST THIRD STREET
                           CHARLOTTE, NORTH CAROLINA
     The only securities of Bowater Incorporated (the "Company") eligible to vote at the Annual Meeting are the shares of its common stock, par value $1 per share (the "Common Stock"), and 7% PRIDES, Series B Convertible Preferred Stock, par value $1 per share ("Series B Stock"). 36,930,919 shares of Common Stock and 1,223,404 shares of Series B Stock were outstanding on March 27, 1995, the record date for the Annual Meeting. Each share of Series B Stock is deposited with Trust Company Bank, as depositary, and is represented by four depositary shares (each a "Depositary Share"). Each share of Common Stock outstanding on the record date will be entitled to one vote at the Annual Meeting and each share of Series B Stock outstanding on the record date will be entitled to 3 1/5 votes at the Annual Meeting (this equates to 4/5 of a vote at the Annual Meeting for each Depositary Share outstanding on the record date). Only holders of record at the close of business on March 27, 1995, will be eligible to vote at the Annual Meeting. One-third of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum. The enclosed form of proxy is solicited on behalf of the Company and has been approved by the Board of Directors. The approximate date of mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card is March 31, 1995.
     Shares represented by proxies in the accompanying form will be voted in accordance with instructions indicated thereon. If no contrary instruction is indicated, shares represented by the proxies will be voted FOR the election of the three nominees named below to serve as directors for the three-year term indicated, and FOR ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the year ending December 31, 1995. Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, and if the size of the Board of Directors is not thereupon reduced, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Nominating and Governance Committee of the Board and nominated by the Board of Directors. The Company has no reason to believe that any of the three nominees will be unable or unwilling to serve if elected to office.
     Aside from the election of three directors and ratification of the selection of the Company's independent auditors, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment on those matters.
     Execution of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, or by executing and delivering to the Company a later-dated proxy at any time before the earlier proxy is voted, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). No such notice of revocation or later-dated proxy, however, will be effective until received by the Secretary of the Company at or prior to the Annual Meeting.
     Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the 1995 Annual Meeting. The affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the 1995 Annual Meeting is required to approve the ratification of the selection of independent auditors and to act on any other matters properly brought before the Annual Meeting. In the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. As to the other
                                       1
matters submitted for shareholder vote, abstentions have the same effect as a vote against the matter. Broker non-votes (shares voted on one but not all of the matters on proxies returned by brokers or others) will have no effect upon the vote on any of the matters submitted for shareholder approval.
                                   ITEM NO. 1
                             ELECTION OF DIRECTORS
                     INFORMATION ON NOMINEES AND DIRECTORS
     The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class II directors expires this year, and the successors are to be elected at this Annual Meeting for a three-year term expiring in 1998. The terms of the Class I and Class III directors do not expire until 1997 and 1996, respectively.
     The following information is provided for the three nominees who are the Class II directors, and also for the Class I and Class III directors.
         NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 1995 ANNUAL MEETING
                                   (CLASS II)

HUGH D. AYCOCK                  RETIRED PRESIDENT AND CHIEF OPERATING OFFICER OF NUCOR CORPORATION -- Mr. Aycock was
Age: 64                         President and Chief Operating Officer of Nucor Corporation, a steel and steel products
Director since 1987             company, from 1984 to 1991. He previously held various management positions, including that of General Manager, at Nucor Corporation operating units. Mr. Aycock serves as a director of
                                Nucor Corporation. Since retiring from Nucor Corporation, Mr. Aycock has been engaged in managing family investments in various entrepreneurial activities.
DONALD R. MELVILLE              RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NORTON COMPANY -- Mr. Melville was Chief
Age: 68                         Executive Officer of Norton Company, a diversified manufacturing company, from 1980 until
Director since 1984             his retirement at the end of 1987. He was Chairman from 1985 to 1987, President from 1979 to
                                1986 and Executive Vice President from 1971 to 1979. He is a director of The Perkin-Elmer
                                Corporation and Acme-Cleveland Corporation.
ARNOLD M. NEMIROW               PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY -- Mr. Nemirow became Chief Executive
Age 52                          Officer of the Company on March 1, 1995. He has served as President of the Company since
Director since September 1994   September 1994 and served as Chief Operating Officer of the Company from September 1994 through February 1995. Mr. Nemirow served as President and Chief Executive Officer and a director of Wausau Paper Mills Company, a pulp and paper company, from July 1990 through
                                July 1994, and as Chairman, President and Chief Executive Officer and a director of Nekoosa
                                Papers, Inc., the business papers division of Great Northern Nekoosa Corporation, from 1988 to March 1990, and as Vice President of Great Northern Nekoosa Corporation from 1984 to
                                March 1990. Mr. Nemirow is also a director of WPL Holdings, Inc.

        DIRECTORS SERVING UNTIL THE 1996 ANNUAL MEETING OF SHAREHOLDERS
                                  (CLASS III)

FRANCIS J. AGUILAR              PROFESSOR, HARVARD UNIVERSITY GRADUATE SCHOOL OF BUSINESS -- Dr. Aguilar has been a faculty
Age: 62                         member at the Harvard University Graduate School of Business since 1967. Dr. Aguilar also
Director since 1984             has served as Executive Director of the Management Education Alliance, a non-profit educational corporation, since May 1994. Dr. Aguilar is a director of Dynamics Research
                                Corporation and Burr-Brown Corporation, and also acts as an independent business consultant.
JOHN A. ROLLS                   PRESIDENT AND CHIEF EXECUTIVE OFFICER OF DEUTSCHE BANK NORTH AMERICA -- Mr. Rolls has served
Age: 53                         as President and Chief Executive Officer of Deutsche Bank North America, an international
Director since 1990             banking company, since 1992. Mr. Rolls was Executive Vice President and Chief Financial
                                Officer of United Technologies Corporation, an aerospace and climate control systems company, from July 1986 to 1992. Prior to that he was Senior Vice President and Chief
                                Financial Officer with RCA Corporation.

                                       2

KENNETH M. CURTIS               MEMBER, CURTIS THAXTER STEVENS BRODER & MICOLEAU, LIMITED LIABILITY COMPANY, P.A. -- Mr.
Age: 64                         Curtis was a partner in the Portland, Maine, law firm of Curtis Thaxter Stevens Broder &
Director since 1993             Micoleau from 1975 to January 1, 1995, when the firm became a limited liability company, of which he currently is a member. Mr. Curtis also served as President of Maine Maritime
                                Academy from October 1986 to September 1994. He was formerly Secretary of State of Maine from 1965 to 1966, Governor of Maine from 1967 to 1975, and U.S. Ambassador to Canada from
                                1979 to 1981. Mr. Curtis is a director of Key Corp.

        DIRECTORS SERVING UNTIL THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS I)

ANTHONY P. GAMMIE               CHAIRMAN OF THE BOARD OF THE COMPANY -- Mr. Gammie became Chairman of the Board in January
Age: 60                         1985. He served as Chief Executive Officer of the Company from January 1983 to March 1,
Director since 1979             1995. He was President from January 1983 to July 1992. He was President of the Company's
                                Pulp and Paper Group from August 1981 to December 1982, and Executive Vice President of the
                                Company from 1979 to 1982. He was a director of Bowater plc* until July 1984 and, prior to being transferred to the United States at the end of 1978, he was Chairman and Managing
                                Director of Bowater United Kingdom Limited. He is also a director of Alumax Inc. and The
                                Bank of New York.
H. GORDON MACNEILL              CHAIRMAN OF JANNOCK LIMITED -- Mr. MacNeill has been Chairman of Jannock Limited, a building
Age: 69                         products company, since 1990, prior to which he had served as President and Chief Executive
Director since 1986             Officer since 1976. Mr. MacNeill is also Chairman of the Board of IPL Energy Inc. (formerly
                                Interprovincial Pipe Lines System, Inc.) and Wajax Limited and a director of Home Oil
                                Company Limited.
RICHARD BARTH                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CIBA-GEIGY CORPORATION -- Mr. Barth
Age: 63                         became Chairman of Ciba-Geigy Corporation, a diversified chemical products company, in July
Director since 1991             1990. He has been President and Chief Executive Officer of Ciba-Geigy Corporation since
                                1986, Chief Financial Officer from 1979 to 1986 and Secretary and General Counsel from 1974 to 1986 and from 1970 to 1986, respectively. He is also a director of The Bank of New York.

* Bowater plc is the former parent company of the Company, but since 1984 the two companies have not been affiliated.
BOARD AND COMMITTEE MEETINGS
     The Board of Directors met eight times during 1994. The Board has an Audit Committee consisting of Messrs. Rolls and Curtis, a Nominating and Governance Committee consisting of Messrs. Aguilar, Aycock and Richard Laster, a Human Resources and Compensation Committee consisting of Messrs. Melville, Barth and Laster, a Finance Committee consisting of Messrs. Barth, MacNeill and Rolls, and an Executive Committee consisting of Messrs. Gammie, Aguilar and MacNeill. Mr. Laster currently serves as a Class II director. Mr. Laster has served as a director of the Company since 1984 and will retire as a director after the Annual Meeting.
     The Audit Committee, which met three times in 1994, reviews the scope and results of the annual audit of the Company, approves the non-audit services rendered by the independent auditors to the Company and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year (subject to ratification by the shareholders), and reviews the accounting policies of the Company and the Company's systems of internal controls and internal auditing procedures.
     The Nominating and Governance Committee, which met six times in 1994, recommends nominees for election to the Board and addresses issues of corporate governance for Board consideration. Recommendations for director nominees from shareholders will be considered by the Nominating and Governance Committee. Shareholders desiring to make a recommendation to the Nominating and Governance Committee should submit the name and business background of each proposed nominee to the attention of the Secretary of the Company at the Company's principal office no later than November 28, 1995. The Committee also serves in an oversight capacity with respect to the Company's compliance with environmental and health and safety regulations.
     The Human Resources and Compensation Committee, which met five times in 1994, recommends to the Board proposals for adoption, amendment or termination of the Company's employee benefits programs; administers executive bonus plans and awards and stock option plans and grants thereunder; reviews programs followed by management in developing executive resources for current and future operations; and reviews and approves the compensation of officers and certain other executives of the Company.
                                       3

     The Finance Committee, which met two times in 1994, reviews and oversees the financial affairs of the Company. The Committee also provides financial oversight and direction of the Company's pension plans, savings plans and other benefit plans, including recommending to the Board the selection of trustees and the amount of contributions to be made by the Company under these plans. In addition the Committee reviews and approves the adoption of actuarial or accounting methods or assumptions under these plans, and reviews the action of management in establishing investment policy, approving investment managers, and general administration of the plans.
     The Executive Committee meets from time to time to make decisions between meetings of the Board pursuant to authority delegated by the Board of Directors.
     All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of Board committees on which they served in 1994. DIRECTOR COMPENSATION
     Each director who is not an employee of the Company received in 1994 an annual retainer of $20,000, a fee of $1,000 for each Board meeting attended, and a fee of $800 for each Board committee meeting attended. Each director was reimbursed for reasonable expenses, including but not limited to transportation and lodging, incurred in attending meetings. In addition, during 1994 Mr. Aycock was paid a consulting fee of $2,000 for his services in connection with the Company's cost-reduction efforts.
  DIRECTORS' DEFERRED COMPENSATION PLAN
     In February 1989, the Company adopted a Directors' Deferred Compensation Plan (the "Deferred Plan"), which permits members of the Board of Directors of the Company who are not employees of the Company ("Outside Directors") to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. On the date on which this compensation would have been payable, a participating Director will have his Deferred Plan account credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of compensation deferred on that date. Whenever dividends are paid on shares of Common Stock, each participant's account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date. All of the Company's directors except for Mr. Curtis have accounts under the Deferred Plan.
     A participant in the Deferred Plan may elect at the time of deferral to have the balance of his Deferred Plan Account distributed to him (i) as soon as possible, or (ii) in a stated number of years, after he ceases to be an Outside Director.
     Although a participant's account will be credited with shares of stock, there is no requirement that the Company acquire, hold or identify shares of Common Stock or any other specific asset, nor will amounts credited to a participant's account under the Deferred Plan be segregated or be deemed to be in any form of trust. Distribution to a participant shall consist of the number of whole shares of Common Stock credited to the participant's account on the date of distribution, and cash in the amount of the value of fractional shares (if any) credited to the account on that date. The Deferred Plan is administered by the person (who shall not be a participant in the Deferred Plan) appointed as plan administrator by the Executive Committee of the Board of Directors.
  RETIREMENT PLAN FOR OUTSIDE DIRECTORS
     The Company has adopted a Retirement Plan for Outside Directors, effective July 1, 1988 (the "Outside Directors Retirement Plan", or "Plan"). All of the Company's current Outside Directors participate in the Plan. The Plan provides for normal retirement benefits equal to 10% of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of the Company up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted in certain cases. Participants who elect early commencement of benefit payments after early retirement receive a reduced benefit.
     The Outside Directors Retirement Plan is not a qualified plan that must be funded under ERISA. The Plan provides that a participant who was an Outside Director immediately prior to a change in control of the Company and who is removed from or not renominated to his directorship following such change in control shall be entitled to early retirement benefits under the Plan regardless of age or years of service.
                                       4

                 CERTAIN INFORMATION CONCERNING STOCK OWNERSHIP
     The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Series B Stock or Common Stock of the Company as of March 28, 1995, except as set forth below:

                                                                  AMOUNT AND NATURE OF     PERCENT OF
   NAME AND ADDRESS OF BENEFICIAL OWNER       TITLE OF CLASS      BENEFICIAL OWNERSHIP       CLASS
FMR Corp.(1),(2)                              Common                     4,827,700(1)         13.1%
  82 Devonshire Street                        Series B                     120,000(2)          9.8%
  Boston, Massachusetts 02109
Franklin Resources, Inc.(3)                   Common                     2,998,900(3)          8.1%
  777 Mariners Island Boulevard
  San Mateo, California 94404
Norwest Corporation(4)                        Common                     1,913,925(4)          5.2%
  Norwest Center
  Sixth & Marquette
  Minneapolis, Minnesota 55479-1026
Massachusetts Financial Services              Series B                     114,000(5)          9.3%
  Company(5)
  500 Boylston Street
  Boston, MA 02116
The Prudential Insurance Company              Series B                      86,450(6)          7.1%
  of America(6)
  Prudential Plaza
  Newark, NJ 07102-3777
Scudder, Stevens & Clark, Inc.(7)             Series B                     202,137(7)         16.5%
  345 Park Avenue
  New York, New York 10154

(1) In an Amendment No. 4 to the Schedule 13G dated February 13, 1995, FMR Corp. reported that: (i) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,687,326 of the shares shown, as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940 and as a result of acting as sub-adviser to Fidelity American Special Situations Trust ("FASST"), a unit trust established and authorized by the laws of England; the number of shares shown as owned by the investment companies includes 282,326 shares of Common Stock which could be obtained upon conversion of the 86,075 shares of Series B Stock held by the investment companies. See footnote (2) below; (ii) the investment adviser of FASST is Fidelity Investment Services Limited, an English company and a subsidiary of Fidelity International Limited ("FIL"); (iii) FIL, FMR Corp., through its control of Fidelity, and FASST each has sole power to vote and to dispose of 49,000 shares held by FASST; (iv) Fidelity Capital Appreciation Fund, an investment company, 82 Devonshire Street, Boston, MA 02109, owns 2,000,000 of the shares shown; (v) Edward C. Johnson, 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of 3,638,326 of the shares owned by the funds; (vi) the power to direct the voting with respect to these 3,638,326 shares resides in the Board of Trustees of the funds which own such shares; (vii) Fidelity Management Trust Company ("Trust"), 82 Devonshire Street, Boston, MA 02109, a bank which is a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,140,374 of the shares shown, as the result of its serving as investment manager of institutional accounts; this number includes 111,274 shares of Common Stock which could be acquired upon conversion of the 33,925 shares of Series B Stock owned by the institutional accounts; see footnote
    (2) below; (viii) Edward C. Johnson, 3d, and FMR Corp., through its control of Trust, has sole dispositive power over 1,140,374 shares and sole power to vote or to direct the voting of 1,119,218 shares owned by institutional accounts; (ix) Edward C. Johnson, 3d, and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp.; (x) FIL, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is also the beneficial owner of the 49,000 shares of Common Stock owned by FASST. A partnership controlled by Edward C. Johnson, 3d, and members of his family owns shares of FIL voting stock with approximately 47.22% of the voting power of FIL.
                                       5

(2) These shares are represented by 480,000 Depositary Shares. In the Amendment No. 4 to the Schedule 13G dated February 13, 1995, FMR Corp. reported that:
    (i) the investment companies advised by Fidelity own an aggregate of 86,075 shares of Series B Stock; and (ii) the institutional accounts for which Trust serves as institutional manager own an aggregate of 33,925 shares of Series B Stock. The shares of Common Stock that can be acquired upon conversion of these shares of Series B Stock are included in the total number of shares of Common Stock beneficially owned by FMR Corp. shown above. See footnote (1).
(3) Franklin Resources, Inc. reported in an Amendment No. 1 to Schedule 13G dated February 10, 1995, that it has sole voting power with respect to 2,902,500 of these shares, shared voting power with respect to 96,400 of these shares, and shared dispositive power with respect to all of these shares. The Amendment to Schedule 13G reported that these shares are held by Franklin Resources, Inc., its subsidiaries, and investment companies advised by such subsidiaries.
(4) In a Schedule 13G dated January 31, 1995, Norwest Corporation reported that:
    (i) it has sole voting power with respect to 1,794,425 of the shares shown, shared voting power with respect to 10,500 of the shares shown, and sole dispositive power with respect to 1,912,925 of the shares shown; (ii) its subsidiaries, Norwest Colorado, Inc. and Norwest Bank Colorado, National Association, each have sole voting power with respect of 1,768,125 of the shares shown, shared voting power with respect to 10,500 of the shares shown, and sole dispositive power with respect to 1,886,625 of the shares shown. The address of Norwest Colorado, Inc. is Norwest Bank Building, 1740 Broadway, Denver, CO 80274-8620, and the address of Norwest Bank Colorado, National Association is 1740 Broadway, Denver, CO 80274-8677; and (iii) persons other than Norwest Corporation and its subsidiaries have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares shown but, to the knowledge of Norwest Corporation, no interest of any such person represents more than 5% of the class.
(5) These shares are represented by 456,000 Depositary Shares. In a Schedule 13G dated February 6, 1995, Massachusetts Financial Services Company reported that it has sole voting and dispositive power with respect to the shares shown and that the shares are also owned by certain non-reporting entities as well as Massachusetts Financial Services Company.
(6) These shares are represented by 345,800 Depositary Shares. In a Schedule 13G dated February 9, 1995, The Prudential Insurance Company of America reported that it may have direct or indirect voting and/or investment discretion over these shares which are held for the benefit of its clients. The Schedule 13G also reported that The Prudential Insurance Company of America has shared dispositive power and shared voting power with respect to an aggregate of 85,725 of the shares shown.
(7) These shares are represented by 808,550 Depositary Shares. In a Schedule 13G dated February 3, 1995, Scudder, Stevens & Clark reported that it holds sole voting power with respect to 87,875 of the shares, shared voting power with respect to 17,225 of the shares, and sole dispositive power with respect to all of the shares. In addition, the Schedule 13G reported that some of these shares may be held by Scudder, Stevens & Clark of Canada Ltd. and Scudder, Stevens & Clark Du Canada Ltee., 220 Bay Street, Suite 802, Toronto, Ontario, Canada.
                                       6

     No officer or director owns any of the Company's LIBOR Preferred Stock, Series A, or Series C Cumulative Preferred Stock. As of March 28, 1995, ownership of Common Stock and Series B Stock by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company, as a group, was as follows:

                                       AMOUNT AND
                                       NATURE OF          PERCENT OF        AMOUNT AND NATURE
                                       BENEFICIAL          CLASS OF           OF BENEFICIAL        PERCENT OF CLASS
                                      OWNERSHIP OF       OUTSTANDING       OWNERSHIP OF COMMON      OF OUTSTANDING
    NAME OF BENEFICIAL OWNER         SERIES B STOCK     SERIES B STOCK          STOCK(1)            COMMON STOCK(2)
A. P. Gammie                                 0             --                     471,787.95(3)          1.3%
A. M. Nemirow                                0             --                                0            --
D. E. McIntyre                               0             --                      99,038.14(4)            *
R. J. Pascal                                 0             --                      91,472.24(5)            *
R. C. Lancaster                              0             --                      79,591.82(6)            *
F. J. Aguilar                                0             --                      20,068.59(7)            *
H. D. Aycock                                 0             --                       8,724.43(8)            *
R. Barth                                     0             --                       5,696.14(9)            *
K. M. Curtis                                 0             --                      1,000.00(10)            *
R. Laster                                    0             --                      8,251.66(11)            *
H. G. MacNeill                             150     (12)     *                      9,990.95(13)            *
D. R. Melville                               0             --                      8,181.34(14)            *
J. A. Rolls                                  0             --                      6,816.47(15)            *
Directors and Executive Officers
  as a Group (22 persons)                  150     (12)     *                  1,005,538.14(16)          2.7%

* Represents holdings of less than 1% of the outstanding shares of the series.
 (1) In addition, amounts may have accrued to the accounts of the officers under the Company's Salaried Employees Savings Plan (the "Savings Plan") since December 31, 1994, the date of the last Savings Plan statement.
 (2) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
 (3) Includes 23,487.95 shares owned in the Savings Plan and 420,000 shares which may be acquired under options exercisable within 60 days. The number of shares allocated to his account in the Savings Plan is subject to revision in order to comply with requirements respecting discrimination standards and limitations on contributions under the Internal Revenue Code of 1986, as amended (the "Code").
 (4) Includes 4,438.14 shares owned in the Savings Plan and 94,600 shares which may be acquired under options exercisable within 60 days. The number of shares allocated to his account in the Savings Plan is subject to revision in order to comply with requirements respecting discrimination standards and limitations on contributions under the Code.
 (5) Includes 1,772.24 shares owned in the Savings Plan and 89,400 shares which may be acquired under options exercisable within 60 days. The number of shares allocated to his account in the Savings Plan is subject to revision in order to comply with requirements respecting discrimination standards and limitations on contributions under the Code.
 (6) Includes 3,472.39 shares owned in the Savings Plan, 72,000 shares which may be acquired under options exercisable within 60 days, and 119.43 shares owned by Mr. Lancaster's daughter. The number of shares allocated to his account in the Savings Plan is subject to revision in order to comply with requirements respecting discrimination standards and limitations on contributions under the Code.
 (7) Includes 1,523.79 shares held by Dr. Aguilar's daughter, Anne-Marie Aguilar, as to which shares Dr. Aguilar disclaims beneficial ownership. Also includes 6,268.07 shares owned in the Directors' Deferred Plan, 10,300 shares held in an individual retirement account and 1,500 shares held in a Keogh account.
 (8) Includes 8,224.43 shares owned in the Directors' Deferred Plan.
 (9) These shares are owned in the Directors' Deferred Plan.
(10) These shares are held in an individual retirement account.
                                       7

     (11) Includes 7,651.66 shares owned in the Directors' Deferred Plan.
     (12) These shares are represented by 600 Depositary Shares.
     (13) Includes 4,571.69 shares owned in the Directors' Deferred Plan.
     (14) Includes 7,681.34 shares owned in the Directors' Deferred Plan.
     (15) These shares are owned in the Directors' Deferred Plan.
     (16) This total includes 44,767.14 shares allocated to the accounts of those who are executive officers under the Savings Plan, 46,909.80 shares allocated under the Directors' Deferred Plan, and 852,200 shares that executive officers have the right to acquire within 60 days of March 28, 1995, upon the exercise of stock options. The number of shares allocated to the accounts of certain executive officers in the Savings Plan is subject to revision in order to comply with requirements respecting discrimination standards and limitations on contributions under the Code. The beneficial ownership stated above represents sole voting and investment power, except as indicated in footnotes above. Mr. Aubrey Rogers, an officer of the Company, filed on September 26, 1994, a Form 4 that was due on September 10, 1994, to report a transaction in the Company's Common Stock.
                             EXECUTIVE COMPENSATION
     The following table sets forth information concerning all compensation paid by the Company and its subsidiaries, during the last three fiscal years ended December 31, 1994, to the Chief Executive Officer and to each of the four most highly compensated executive officers other than the CEO (such officers are referred to collectively as the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during these fiscal years.
                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                                                                       AWARDS
                                                              ANNUAL COMPENSATION                    SECURITIES       ALL OTHER
 NAME AND PRINCIPAL POSITION                                        BONUS        OTHER ANNUAL        UNDERLYING      COMPENSATION
         DURING 1994                 YEAR        SALARY ($)(1)     ($)(1)      COMPENSATION ($)     OPTIONS (#)          ($)
A. P. Gammie:
  Chairman of the                       1994          596,710      387,037                 (2)               0           22,072(3)
  Board and Chief                       1993          575,000            0                 (2)               0           22,437
  Executive Officer                     1992          550,000            0                 (2)         135,000           21,937
A. M. Nemirow:
  President and Chief                   1994(4)       150,000 (4)  200,000          106,826(5)         250,000          186,250(6)
  Operating Officer
D. E. McIntyre: Senior
  Vice President -- Pulp                1994          229,710       99,481          148,723(7)               0          271,006(8)
  and Paper                             1993          217,000            0                 (2)               0            8,647
  Manufacturing                         1992          207,000       19,872                 (2)          39,000            8,968
R. J. Pascal: Senior
  Vice President and                    1994          227,859      100,042           31,906(9)               0           68,004(10)
  President --                          1993          213,000            0                 (2)               0            9,166
  Communication                         1992          206,000       12,360                 (2)          39,000            9,553
  Papers Group
R. C. Lancaster: Senior
  Vice President and                    1994          221,710       96,025          59,148(11)           7,000          112,676(12)
  Chief Financial                       1993          210,000            0                 (2)               0            8,437
  Officer                               1992          176,000       16,016                 (2)          27,000            9,529

(1) The totals shown in this column include amounts that have been deferred pursuant to the Company's Deferred Compensation Plan.
(2) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus of the Named Executive Officer for the year shown.
                                       8

(3) Amounts included under "All Other Compensation" for Mr. Gammie for 1994 consist of Company contributions of $21,502 under the Compensatory Benefits Plan and $570 in premiums paid for medical plan coverage to obtain a level of coverage not otherwise available under the Company's standard health plan.
(4) Mr. Nemirow joined the Company in September 1994.
(5) This amount may be paid for reimbursement of taxes on the life insurance policy described in footnote 6 below.
(6) Amounts included under "All Other Compensation" for Mr. Nemirow for 1994 consist of $186,250 in premiums paid by the Company for a life insurance policy on the life of Mr. Nemirow. The owner of this policy is Mr. Nemirow and he and/or members of his immediate family are the beneficiaries under the policy. The Company is in the process of entering into an agreement with Mr. Nemirow to provide that the Company will be reimbursed an amount up to the cash value of the policy for the premiums paid by it on the policy and, if the Company continues to pay premiums on the policy, that, at Mr. Nemirow's retirement, the net cash value payable to him after reimbursement of the Company for all premiums paid will be offset against his benefits under the Company's Supplemental Benefit Plan.
(7) This amount may be paid for reimbursement of taxes on the life insurance policy described in footnote 8 below.
(8) Amounts included under "All Other Compensation" for Mr. McIntyre for 1994 consist of Company contributions of $8,270 under the Savings Plan, $2,870 under the Compensatory Benefits Plan, $570 in premiums paid to maintain a level of coverage not otherwise available under the Company's standard health plan and $259,296 in premiums paid by the Company for a life insurance policy on the life of Mr. McIntyre. The owner of this policy is Mr. McIntyre and he and/or members of his immediate family are the beneficiaries under the policy. The Company is in the process of entering into an agreement with Mr. McIntyre to provide that the Company will be reimbursed an amount up to the cash value of the policy for the premiums paid by it on the policy and, if the Company continues to pay premiums on the policy, that, at Mr. McIntyre's retirement, the net cash value payable to him after reimbursement of the Company for all premiums paid will be offset against his benefits under the Company's Supplemental Benefit Plan.
(9) This amount was paid in reimbursement of taxes on the life insurance premiums described in Note 10 below.
(10) Amounts included under "All Other Compensation" for Mr. Pascal for 1994 consist of Company contributions of $6,400 under the Savings Plan, $2,937 under the Compensatory Benefits Plan, $570 in premiums paid for medical plan coverage to obtain a level of coverage not otherwise available under the Company's standard health plan, and $58,097 in premiums paid by the Company for a life insurance policy on the life of Mr. Pascal. Mr. Pascal is the owner of the policy and Mr. Pascal and/or members of his immediate family are the beneficiaries under the policy. The Company is in the process of entering into an agreement with Mr. Pascal to provide for a restrictive endorsement that will limit Mr. Pascal's ability to cash in the policy. The agreement will provide that, if the Company continues to pay premiums on the policy, at Mr. Pascal's retirement, the cash value of the policy will be offset against his benefits under the Company's Supplemental Benefit Plan.
(11) This amount may be paid for reimbursement of taxes on the life insurance policy described in footnote 12 below.
(12) Amounts included under "All Other Compensation" for Mr. Lancaster for 1994 consist of Company contributions of $6,400 under the Savings Plan, $2,582 under the Compensatory Benefits Plan, $570 in premiums to maintain a level of coverage not otherwise available under the Company's standard health plan and $103,124 in premiums paid by the Company for a life insurance policy on the life of Mr. Lancaster. The owner of this policy is Mr. Lancaster and he and/or members of his immediate family are the beneficiaries under the policy. The Company is in the process of entering into an agreement with Mr. Lancaster to provide that the Company will be reimbursed an amount up to the cash value of the policy for the premiums paid by it on the policy and, if the Company continues to pay premiums on the policy, that, at Mr. Lancaster's retirement, the net cash value payable to him after reimbursement of the Company for all premiums paid will be offset against his benefits under the Company's Supplemental Benefit Plan.
                                       9

STOCK OPTIONS
     The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1994.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                   NUMBER OF        % OF TOTAL
                   SECURITIES        OPTIONS
                   UNDERLYING       GRANTED TO      EXERCISE                     GRANT DATE
                    OPTIONS        EMPLOYEES IN      PRICE      EXPIRATION      PRESENT VALUE
     NAME         GRANTED (#)          1994         ($/SH)         DATE              ($)
A. P. Gammie                0             --             --             --                 --
A. M. Nemirow         250,000 (1)      30.75%       27.2656       9/9/2004        1,620,739(2 )
D. E. McIntyre              0             --             --             --                 --
R. J. Pascal                0             --             --             --                 --
R. C. Lancaster         7,000 (3)        .86%       22.8750      1/26/2004           39,066(4 )

(1) Options with respect to 125,000 shares of Common Stock covered thereby become exercisable on September 9, 1995, and options with respect to the remaining 125,000 shares of Common Stock covered thereby become exercisable on September 9, 1996, if certain conditions are met.
(2) The present value of these options was calculated using the Black-Scholes option pricing model and assuming volatility of 27%, a risk free return rate of 6.3%, a dividend yield of 4.3% and an exercise date seven years from the date of grant. The value was discounted by 3% per year for each year of vesting to reflect the risk of forfeiture.
(3) Options with respect to 3,500 shares of Common Stock covered thereby became exercisable on January 26, 1995, and options with respect to the remaining 3,500 shares of Common Stock covered thereby become exercisable on January 26, 1996, if certain conditions are met.
(4) The present value of these options was calculated using the Black-Scholes option pricing model and assuming volatility of 30%, a risk free return rate of 6.6%, a dividend yield of 4.8% and an exercise date seven years from the date of grant. The value was discounted by 3% per year for each year of vesting to reflect the risk of forfeiture.
     The following table sets forth information concerning the value at the end of 1994 of unexercised options held by the Named Executive Officers to purchase the Company's Common Stock. None of the Named Executive Officers exercised any stock options during 1994.
                    AGGREGATED OPTION EXERCISES IN 1994 YEAR
                      AND 1994 YEAR-END OPTION VALUE TABLE

                                                   NUMBER OF SECURITIES
                                       VALUE            UNDERLYING          VALUE OF UNEXERCISED
                  SHARES ACQUIRED     REALIZED     UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
     NAME           ON EXERCISE         ($)           AT 12/31/1994         AT 12/31/1994 ($)(1)
                                                       EXERCISABLE/             EXERCISABLE/
                                                      UNEXERCISABLE            UNEXERCISABLE
A. P. Gammie             0              --            407,150/32,850           1,011,405/164,250
A. M. Nemirow            0              --                 0/250,000                         0/0
D. E. McIntyre           0              --              84,790/9,810              244,115/49,050
R. J. Pascal             0              --              79,650/9,750              240,640/48,750
R. C. Lancaster          0              --             65,600/13,900              178,208/60,750


(1) Based on the difference between the option exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on December 30, 1994, of $26.6250. No value was calculated for options whose exercise price exceeds the closing price of the Common Stock on December 30, 1994.
                                       10

LONG-TERM CASH INCENTIVE PLAN
     The following table sets forth information concerning awards made in 1994 under the Company's Long-Term Cash Incentive Plan.
                        LONG-TERM CASH INCENTIVE PLAN --
                           AWARDS IN LAST FISCAL YEAR

                                                            ESTIMATED FUTURE PAYOUTS(1) UNDER NON-STOCK PRICE-BASED PLAN
                                 PERFORMANCE             THRESHOLD                     TARGET                      MAXIMUM
                                PERIOD UNTIL      APPLICABLE    ESTIMATED     APPLICABLE    ESTIMATED      APPLICABLE    ESTIMATED
                  NUMBER OF     MATURATION OR     NUMBER OF      DOLLAR       NUMBER OF       DOLLAR       NUMBER OF       DOLLAR
     NAME         UNITS (#)        PAYOUT           UNITS       VALUE(2)        UNITS       VALUE (2)        UNITS        VALUE(2)
A. P. Gammie        42,100       January 1,         10,525      $272,334        42,100      $1,089,337      105,250      $2,723,344
                                   1994 to
                                December 31,
                                    1996
A. M. Nemirow       32,700       January 1,          8,175      $211,528        32,700      $  846,112       81,750      $2,115,281
                                   1994 to
                                December 31,
                                    1996
D. E. McIntyre      13,600       January 1,          3,400      $ 87,975        13,600      $  351,900       34,000      $  879,750
                                   1994 to
                                December 31,
                                    1996
R. J. Pascal        13,600       January 1,          3,400      $ 87,975        13,600      $  351,900       34,000      $  879,750
                                   1994 to
                                December 31,
                                    1996
R. C. Lancaster     13,600       January 1,          3,400      $ 87,975        13,600      $  351,900       34,000      $  879,750
                                   1994 to
                                December 31,
                                    1996

(1) Payouts, if any, under the Long-Term Cash Incentive Plan will be made in cash in early 1997.
(2) The Estimated Dollar values of payouts under the plan are based upon the daily average price of a share of the Company's Common Stock during December 1994 ($25.875) and are solely for illustrative purposes. The actual value of the payout may be higher or lower than the amount shown as a result of the actual daily average price of a share of the Company's Common Stock during December 1996. See the description of the plan below.
     The number of units shown in the target column of the table above represents the target number of performance units awarded pursuant to the Company's Long-Term Cash Incentive Plan for the 1994-1996 cycle. The Company's performance ranking on Return on Capital Employed relative to the Company's peer group will determine the number of units actually earned relative to the target. The peer group used consists of the companies in the Dow Jones Paper Products Group used in the Total Shareholder Return graph on page 17, with the exception of Mead Corporation and the addition of Abitibi-Price, Inc., Chesapeake Corp., and Stone Container Corporation. The actual value to the executive at the end of the cycle of any award will equal the number of units earned times the daily average price of a share of the Company's Common Stock during December 1996. EMPLOYMENT AND SEVERANCE AGREEMENTS
     Each of the Named Executive Officers (collectively, the "Executives") is party to an employment agreement (collectively, the "Agreements"). Each Agreement continues until death, disability, or written notice of termination by either the Company or the Executive. The Agreements provide for payment to each Executive of an annual base salary and for the Executive's participation in the Company's various bonus and benefit plans as in effect from time to time while the Employment Agreements are in effect. In the event the Executive's employment is involuntarily terminated for reasons other than death, disability, retirement or cause (defined in the Agreements as gross negligence or willful misconduct by the Executive in the course of his employment or which has a material adverse effect on the Company or the Executive's ability to adequately and effectively perform his duties), the Agreements provide for payments equal to two years of annual base salaries and bonus, plus a pro rata share for the year of termination of their bonuses in the cases of Mr. Nemirow, Mr. McIntyre, and Mr. Lancaster, and three years of base salary and bonus, plus a pro rata share for the year of termination of their bonuses in
                                       11
the cases of Mr. Gammie and Mr. Pascal. In the event of a change in control, the term of the Agreements continues for not less than three years thereafter unless the termination is at the Executive's election for other than "good reason". The Severance Agreements (as defined below) define a change of control as occurring if: (i) any person becomes a beneficial owner of securities of the Company representing 20% or more of the Company's outstanding voting securities (unless that person has filed Schedule 13G); (ii) less than two-thirds of the total membership of the Board shall be Continuing Directors; or (iii) the shareholders of the Company approve a merger, consolidation, complete liquidation, or sale of all or nearly all of the Company's assets. The Severance Agreements define "good reason" as an adverse change in the Executive's status, duties or responsibilities as in effect immediately prior to the change in control; or failure of the Company to pay or provide the Executive the salary or benefits to which he is entitled; or the reduction of the Executive's salary as in effect on the date of the change in control; or the taking of any action by the Company that would substantially diminish the value of the Executive's awards or benefits under the Company's benefit plans in which the Executive was participating at the time of the change in control; or the Company's failure to obtain from any successor assent to the Severance Agreement; or the relocation of the Executive's principal office to a location more than thirty-five miles from its location immediately prior to the change in control or a substantial increase in the Executive's travel obligations subsequent to the change in control.
     Each of the Executives also is a party to a severance agreement with the Company (collectively, the "Severance Agreements"). The Severance Agreements generally provide that, in the event of a change in control (as defined above), the term of the Severance Agreements is extended for three years. In addition, following a change in control of the Company, if an Executive's employment is terminated by the Company (except for a termination due to death, disability, or retirement, or for cause (defined as gross negligence, willful misconduct or conviction of a felony, which action has a material adverse effect upon the Company)) or if the Executive elects to terminate his employment under certain specified circumstances, the Executive may elect to receive, in lieu of any severance payments provided in his Employment Agreement, an amount that varies from two to three times: (i) the Executive's annual base salary (as determined under the Severance Agreement); plus (ii) the largest annual bonus awarded to the Executive during the five fiscal years immediately preceding the year in which the change in control occurred or, if higher, the amount the Executive would have been awarded under the bonus plan had he continued in the Company's employ on the same basis as immediately before the change in control; plus (iii) the largest annual contribution made by the Company to the Savings Plan on the Executive's behalf during the five fiscal years immediately preceding the change in control or, if higher, the contribution the Company would have made to the plan on the Executive's behalf for the fiscal year in which the change in control occurred had he continued in the Company's employ at the same base salary and with the same contribution level as immediately prior to the change in control. In addition each of the Severance Agreements provides that the Executive will be entitled to a pro rata portion of the bonus in the manner specified in (ii) above for the year in which the termination occurred. The Severance Agreements provide that Mr. Gammie, Mr. Nemirow and Mr. Pascal shall receive three times the specified items and Mr. McIntyre and Mr. Lancaster shall receive two times the specified items.
     In addition, the Severance Agreements provide that Mr. Gammie, Mr. Nemirow and Mr. Pascal will be entitled to 30% and Mr. McIntyre and Mr. Lancaster to 20% of their respective base salaries on the effective date of the termination, or, if higher, on the date immediately prior to the change in control, as compensation for medical, life insurance, and other benefits lost as a result of the termination of employment. The Severance Agreements also generally provide a terminated Executive with out-placement assistance, and a gross-up reimbursement of certain excise taxes. In addition, the Severance Agreements generally provide that the Company will pay or provide the Executives, their widows, or children, the amounts and benefits, at the times and in the manner that these payments would have been received, assuming certain conditions, under the Company's Retirement Plan and Supplemental Benefit Plan in effect immediately prior to the change in control and assuming the Executive had continued in the employ of the Company for the term of the Severance Agreement.
     In addition, Mr. Nemirow's Employment Agreement provides Mr. Nemirow an initial bonus on his commencement of employment. Mr. Nemirow's Agreement also provides that, for purposes of determining the benefits due under the Company's benefits plans, he shall receive credit for continuous employment at an accelerated rate. Mr. Nemirow's Agreement also entitles him to receive certain minimum annual benefits upon his retirement from the Company. Mr. Nemirow's Agreement further provides him with a relocation package similar to that provided by the Company to salaried employees generally as well as reimbursement for temporary housing and living expenses for up to twelve months.
EMPLOYEES' RETIREMENT PLAN
     The Bowater Incorporated Salaried Employees' Retirement Plan (the "Retirement Plan") provides defined retirement benefits for covered salaried employees and is qualified under the Code. In order to participate in the Retirement Plan, an employee must be at least 21 years old and have completed at least one year of service with the Company. Participants
                                       12
become 100% vested after completion of five years of service or attainment of age 65. The Retirement Plan provides for normal retirement benefits beginning at age 65, while permitting early retirement in certain cases. Normal annual retirement benefits are equal to .015 of the participant's average annual earnings (defined as the average annual earnings for the best 60 consecutive months in the 120 months preceding retirement or termination of employment) multiplied by the participant's years of service up to a maximum of 35 years, less 1/70 of the participant's annual primary Social Security benefit computed as of the normal retirement date multiplied by the participant's years of service up to a maximum of 35 years. Participants receive a reduced benefit if they elect early retirement. The definition of earnings includes base salary, overtime pay and bonuses awarded under the Annual Bonus Plan. Under current law, the maximum annual benefit payable to a participant under the Retirement Plan is $118,800 (applicable in 1994), subject to future cost of living adjustments to be set forth in governmental regulations, and the maximum compensation that can be taken into account under the Retirement Plan is $150,000 (applicable in 1994) and $235,840 (applicable in 1990-1993).
     The Retirement Plan provides that, unless the Board of Directors determines otherwise, on the tenth day following the public announcement of a change in control, as defined in the Retirement Plan, each participant will become 100% vested in his accrued benefits. The Retirement Plan also provides that the Board of Directors may revise or repeal this provision at any time prior to ten days following the public announcement of a change of control, or terminate the Retirement Plan, subject to certain provisions of the Retirement Plan, as the interests of the holders of the Company's Common Stock may require.
     The following table illustrates the total annual normal retirement benefits that would be provided under the benefit formula in the Retirement Plan in specified remuneration and years of service classifications on a life annuity basis with five years guaranteed. The amounts in the table have not been reduced by any Social Security benefit or to reflect the $118,800 annual limit on Plan benefits under the Code. The table assumes retirement at the end of 1994. At that time, the individuals named in the Summary Compensation Table above will have had the following final average compensation credited for purposes of the Retirement Plan* and number of years of service: Mr. Gammie, $218,672, 40 years; Mr. McIntyre, $218,414, 8 years; Mr. Pascal, $216,576, 8 years; and Mr. Lancaster, $195,728, 10 years. Mr. Nemirow is not yet eligible to participate in the Retirement Plan.
                            RETIREMENT PLAN BENEFITS

FINAL AVERAGE     5 YEARS     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
COMPENSATION*     SERVICE     SERVICE      SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
  $ 100,000       $ 7,500     $ 15,000     $ 22,500     $ 30,000     $ 37,500     $ 45,000     $ 52,500
    125,000         9,375       18,750       28,125       37,500       46,875       56,250       65,625
    150,000        11,250       22,500       33,750       45,000       56,250       67,500       78,750
    175,000        13,125       26,250       39,375       52,500       65,625       78,750       91,875
    200,000        15,000       30,000       45,000       60,000       75,000       90,000      105,000
    225,000        16,875       33,750       50,625       67,500       84,375      101,250      118,125
    250,000        18,750       37,500       56,250       75,000       93,750      112,500      131,250
    300,000        22,500       45,000       67,500       90,000      112,500      135,000      157,500
    350,000        26,250       52,500       78,750      105,000      131,250      157,500      183,750
    400,000        30,000       60,000       90,000      120,000      150,000      180,000      210,000
    450,000        33,750       67,500      101,250      135,000      168,750      202,500      236,250
    500,000        37,500       75,000      112,500      150,000      187,500      225,000      262,500

* Average annual earnings for best 60 consecutive months in the 120 months preceding retirement.
SUPPLEMENTAL BENEFIT PLAN
     The Supplemental Benefit Plan (as amended and restated to date, referred to as the "Supplemental Benefit Plan"), benefits key employees designated by the Human Resources and Compensation Committee of the Board of Directors. The Supplemental Benefit Plan provides for retirement benefits beginning at age 60 after 20 or less years of continuous service calculated at 50% of an employee's average earnings (defined as the average annual earnings for the best 36 consecutive months in the 60 months preceding retirement or termination of employment) subject to a reduction of 5/24 of 1% of those earnings for each month less than 20 years of continuous service by which the employee shall have been in the employ of the Company or an affiliate. This benefit is payable in monthly installments reduced each month by any amount which may be payable in such month to the employee under the Retirement Plan and the Bowater Incorporated Benefits Equalization Plan
                                       13

("Benefits Equalization Plan") or any affiliate's pension plan, but is not reduced by amounts payable under Social Security. The term "earnings" is defined as base salary, overtime pay and bonuses awarded under the Annual Bonus Plan. Benefits for employees retiring after more than 20 years of continuous service are calculated under the same formula but using 60% of the employee's average earnings (as defined in the plan) subject to a reduction of 2/24 of 1% of such earnings for each month less than 30 years of continuous service. Those who elect to retire between the ages 50 and 60 receive a pension benefit reduced by 1/2 of 1% for each month that the retirement age is less than age 60. The Supplemental Benefit Plan provides for vesting of accrued benefits in the event of a change in control, termination or modification of the plan, or termination of employment of a covered employee not for cause, provided that benefits are vested under the Retirement Plan.
     The following table illustrates the total annual retirement benefits which would be provided under the Supplemental Benefit Plan in specified remuneration and years of service classifications on a straight life annuity basis. The amounts in the table have not been reduced by any benefits payable under the Company's Retirement Plan or Benefits Equalization Plan. This table assumes retirement in 1994. At such time, the individuals listed in the Summary Compensation Table above had the following final average earnings* and number of years of service: Mr. Gammie, $643,752, 40 years; Mr. McIntyre, $239,087, 8 years; Mr. Pascal, $269,593, 8 years; and Mr. Lancaster, $211,389, 10 years. Mr. Nemirow, whose 1994 annual salary and bonus on an annualized basis were $650,000, had four months of credited service under the Supplemental Benefit Plan at December 31, 1994.
                       SUPPLEMENTAL BENEFIT PLAN BENEFITS

FINAL AVERAGE     5 YEARS      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 OR MORE YEARS
  EARNINGS*       SERVICE      SERVICE      SERVICE      SERVICE      SERVICE          SERVICE
  $ 100,000       $ 12,500     $ 25,000     $ 37,500     $ 50,000     $ 55,000         $ 60,000
    125,000         15,625       31,250       46,875       62,500       68,750           75,000
    150,000         18,750       37,500       56,250       75,000       82,500           90,000
    175,000         21,875       43,750       65,625       87,500       96,250          105,000
    200,000         25,000       50,000       75,000      100,000      110,000          120,000
    225,000         28,125       56,250       84,375      112,500      123,750          135,000
    250,000         31,250       62,500       93,750      125,000      137,500          150,000
    300,000         37,500       75,000      112,500      150,000      165,000          180,000
    350,000         43,750       87,500      131,250      175,000      192,500          210,000
    400,000         50,000      100,000      150,000      200,000      220,000          240,000
    450,000         56,250      112,500      168,750      225,000      247,500          270,000
    500,000         62,500      125,000      187,500      250,000      275,000          300,000
    600,000         75,000      150,000      225,000      300,000      330,000          360,000
    700,000         87,500      175,000      262,500      350,000      385,000          420,000
    800,000        100,000      200,000      300,000      400,000      440,000          480,000
    900,000        112,500      225,000      337,500      450,000      495,000          540,000

* Average annual earnings for best 36 consecutive months in the 60 months preceding retirement.
     The Supplemental Benefit Plan also provides certain additional disability and death benefits and for the continuation, after retirement, of certain amounts of life insurance and medical insurance coverage.
     In November 1990 the Company entered into a Benefits Conversion Agreement with Mr. Gammie. The Agreement converts benefits payable under the Supplemental Benefit Plan and the Benefits Equalization Plan from a series of monthly payments for the life of Mr. Gammie and his spouse to an actuarially equivalent single sum payment determined at the time of his retirement, by reference to his actuarial life expectancy, calculated pursuant to tables then in use under the Retirement Plan, and a then-current rate of interest, as specified in the Agreement.
                                       14

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
     The Human Resources and Compensation Committee determines and administers the compensation of the Company's executive officers. The Committee is composed entirely of directors who have never served as officers of the Company.
POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS
     The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives and in creating value for shareholders. In addition to salary, the compensation program consists of the Annual Bonus Plan, stock option plans, and the Long-Term Cash Incentive Plan.
     At target incentive levels, executive officers would be paid close to the median of comparable executives in comparison companies in the paper products industry. Actual compensation could range from well below to well above this level, depending on the Company's performance. Analysis of surveys of competitive pay practices as well as proxy statement disclosures of comparable companies are used to assess the Company's pay positioning. The proxy analysis group consists of the same companies used as the comparison group in the Long-Term Cash Incentive Plan described below.
     The cyclical nature of the paper products industry, combined with the major new strategic initiatives undertaken by the Company in recent years, argue for a heavy weighting of performance measured over more than a one-year period. As a result, the executive officers' target and maximum compensation opportunities under the two long-term incentive programs (stock options and Long-Term Cash Incentive Plan) combined are greater than their annual incentive opportunities.
     Executive officers' salaries are generally set to place them near or slightly below median levels of paper industry salaries using the competitive analyses described above, considering the scope of the individual's responsibilities relative to the responsibilities of executives at the comparison companies. Competitive considerations form the primary basis for setting salary levels, since performance plays such a large role in determining annual and long-term incentives. However, in setting base salary levels the Committee also considers to a smaller extent the officer's performance against individual objectives during the preceding year, the profits of the individual's business unit relative to plan during the preceding year for business unit executives, and the profits of the Company and its Return on Capital Employed relative to plan during the preceding year for officers with corporate-wide responsibilities. For the named officers who were with the Company in both 1993 and 1994, the financial results that were considered in setting salary increases were at the corporate level for Mr. Gammie, for the pulp and paper business unit for Mr. McIntyre, and for the communications business unit for Mr. Pascal.
     The Annual Bonus Plan for 1994 used two performance measures: Return on Capital Employed (weighted 65%) and productivity goals (weighted 35%):
     (Bullet) Return on Capital Employed was measured at the corporate level for all participants, with awards based on performance relative to goals established at the beginning of the year. The capital intensive nature of the Company's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between Return on Capital Employed and market valuation for companies in the paper products industry.
     (Bullet) Specific productivity goals were established at the corporate and business unit levels, and actual results were compared to these goals when determining individual awards. For this measure, awards for those in corporate positions were based 100% on corporate results, while awards for those in business units were based 75% on unit results and 25% on corporate results. The inclusion of this measure reflects the strategic importance the Company has placed on managing costs.
     The Long-Term Cash Incentive Plan measures performance over three-year periods. This plan also uses Return on Capital Employed as the performance measure, but it rewards for the Company's performance relative to a group of comparison companies by linking awards to the Company's rank positioning. The paper products industry is cyclical, with broad price swings influencing all market participants. As a result, the Committee believes it is important to evaluate the Company's financial performance in a competitive context to adjust for market-driven results (both positive and negative) that are beyond the Company's control. The comparison group includes the companies in the Dow Jones Paper Products Group used in the Total Shareholder Return graph on page 17, with the exception of Mead Corporation and the addition of Abitibi-Price, Inc., Chesapeake Corp., and Stone Container Corporation.
                                       15

     Several changes were made to the Long-Term Cash Incentive Plan in 1994. First, the 1992-1994 cycle of the plan was canceled and the next cycle was started to cover the period 1994 through 1996, rather than waiting to start the new cycle in 1995 as was originally contemplated. The Committee took this action so that the plan cycle would correspond to the new three-year financial plan that the Board approved to streamline the organization and reduce costs. Payouts will be based on the Company's rank position within the comparison group in 1996, with improvements from rank positioning in recent years required for there to be any payouts. In addition, regardless of the Company's rank, 1996 Return on Capital Employed must be positive in order for there to be any payouts. There were no payouts for the canceled 1992-1994 cycle.
     In order to increase the linkage between executive compensation and the performance of the Company's Common Stock, payouts for the 1994-1996 cycle of the Long-Term Cash Incentive Plan will be affected by the Company's Common Stock performance in the period from December 1993 to December 1996, as well as its Return on Capital Employed rank. Each participant was awarded "units" at the beginning of the cycle, where the number of units was equal to the individual's target award divided by the daily average price of the Company's Common Stock in December 1993. Performance on the Return on Capital Employed measure relative to the Company's peer group will determine the number of units earned relative to target. The value to the executive at the end of the cycle will equal the number of units earned times the daily average price of a share of the Company's Common Stock during December 1996. Payouts will be made in cash in early 1997, following the determination of the Company's ranking on Return on Capital Employed during 1996.
     Stock options continue to play an important role in linking executives' compensation to the Company's Common Stock performance and thus to the interests of shareholders. Large stock option grants, equivalent to what would have been granted in 1992, 1993, and 1994 combined, were made to the Company's senior executives in 1992. These large grants were intended to provide additional incentives to promote shareholder interests and to maintain and continue to improve the Company's favorable cost positioning. Because recipients of these awards are not eligible for additional stock option grants until 1995, no additional grants were made to them in 1994, with the exception of Mr. Lancaster, who received an option grant in connection with his promotion to Senior Vice President and Chief Financial Officer. The 1994 stock option grant to Mr. Nemirow was made in conjunction with his joining the Company.
     The Committee generally intends to administer the executive compensation program in such a way that compensation for executive officers will be fully deductible under Section 162(m) of the Code, including submitting plans for shareholder approval and determining payouts on an objective basis. However, if, in the Committee's judgment, the Company's compensation objectives could be better met through compensation that does not meet the criteria for deductibility, it may allow for non-deductible compensation.
COMPENSATION OF THE CEO DURING 1994
     The Committee approved a 3.9% increase in Mr. Gammie's salary in 1994, from $575,000 to $597,280, based on competitive findings that market salaries were increasing by approximately 4% during the year and taking into account financial performance at the corporate level. His bonus under the Annual Bonus Plan was $387,037, representing 65% of his salary. This bonus award was determined by formula using the Return on Capital Employed and productivity measures described earlier.
     Since Mr. Gammie had participated in the three-year option program described above, he did not receive additional option grants in 1994. He participated in the Long-Term Cash Incentive Plan for the canceled 1992-1994 cycle and was made a participant in 1994-1996 cycle.
     All members of the Human Resources and Compensation Committee concur in this report.
D. R. Melville (Chairman)
R. Barth
R. Laster
                                       16

                            TOTAL SHAREHOLDER RETURN
          THE COMPANY VS. DOW JONES PAPER PRODUCTS GROUP* AND S&P 500
                                   1989-1994
     The table below compares the cumulative shareholder return of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group and the S&P 500, assuming a $100 investment on December 31, 1989.

   (Graphic of Performance Chart appears here, plot points below)




                1989       1990     1991     1992     1993    1994

Bowater        100.00      80.96    88.23   103.63   102.79   122.71


Peers          100.00      87.96   114.15   116.69   127.10   142.02


S&P500         100.00      96.89   126.30   135.91   149.55   151.56



     * Companies include: Boise Cascade Corporation, Champion International Corporation, Consolidated Papers, Inc., Federal Paper Board Company, Inc., P.H. Glatfelter Company, International Paper Company, Mead Corporation, Union Camp Corporation, and Westvaco Corporation.
                          TRANSACTIONS WITH MANAGEMENT
     The Company relocated its headquarters from Connecticut to Greenville, South Carolina, in 1993. In order to retain the services of Mr. Ecton Manning (Vice President and General Counsel of the Company since 1988), the Company and Mr. Manning modified his Employment and Severance Agreements (the "Agreements"). The modifications were in lieu of the relocation benefits made available to all other relocating employees.
     The modifications to the Agreements provide, among other things, that the Company will furnish to Mr. Manning, or reimburse him for his cost of, comparable residential facilities in South Carolina during his employment there by the Company, net of any applicable income taxes. This arrangement was implemented by the Company in January 1994. The amount paid to Mr. Manning in connection with this arrangement during 1994 was $51,840. From this amount, he paid the Company $18,000 as rent based on the fair market value of the residential facilities owned and provided by the Company, and also paid maintenance, utility and other costs of upkeep. As part of the same arrangement the Company provides Mr. Manning with the use of a car in South Carolina. The Company estimates that the value of the personal use of this car in 1994 was $6,350. These arrangements are expected to continue during Mr. Manning's employment by the Company in South Carolina.
     Under the modified Agreements Mr. Manning has agreed to remain employed as Vice President and General Counsel at the Company's headquarters in South Carolina until at least April 1, 1996, and thereafter may continue to provide legal services to the Company for an additional two years as provided in the Agreements. Upon his retirement at that time, the modifications provide for him to receive certain minimum annual retirement benefits under the Supplemental Benefit Plan which might exceed that to which he would otherwise have been entitled under the Supplemental Benefit Plan.
                                       17

                                   ITEM NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the Company to audit its consolidated financial statements for the year ended December 31, 1995, and has requested that the shareholders ratify the appointment. KPMG Peat Marwick LLP currently serves the Company and its subsidiaries as independent auditors and from time to time advises the Company on tax matters. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
                           PROPOSALS BY SHAREHOLDERS
     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 1996 should submit his or her proposal to the Secretary of the Company, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602. Any proposal must be received on or before November 28, 1995, and the proponent must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.
                            EXPENSES OF SOLICITATION
     The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of the Company's officers and regular employees may solicit, without additional compensation, proxies by telephone, telegraph, or oral communication. The Company will reimburse persons holding shares in their names or those of their nominees for their reasonable expenses in sending proxy materials to principals. Further, the firm of Morrow & Co., Inc. has been retained to assist in the soliciting of proxies for a fee of $5,500, plus expenses.
                             FINANCIAL INFORMATION
     THE COMPANY'S 1994 ANNUAL REPORT IS ENCLOSED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 27, 1995, WHO SO REQUESTS IN WRITING, A COPY OF SUCH FISCAL 1994 ANNUAL REPORT OR THE COMPANY'S 1994 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY, 55 EAST CAMPERDOWN WAY, POST OFFICE BOX 1028, GREENVILLE, SOUTH CAROLINA 29602,
ATTENTION: INVESTOR RELATIONS DEPARTMENT.
                                         By order of the Board of Directors,
                                    (Signature of Wendy C. Shiba appears here)
                                         WENDY C. SHIBA
                                         SECRETARY
March 31, 1995
                                       18

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                          (Bowater logo appears here)
                                 DATE AND TIME
                            WEDNESDAY, MAY 24, 1995
                                 AT 10:30 A.M.
                                     PLACE
                                   OMNI HOTEL
                             222 EAST THIRD STREET
                           CHARLOTTE, NORTH CAROLINA
                  PLEASE SIGN YOUR PROXY AND RETURN IT IN THE
                 ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOU MAY
                BE REPRESENTED AT THE MEETING IF YOU DO NOT PLAN
                             TO ATTEND PERSONALLY.
 ***************************************************************************
                             APPENDIX
****************************************************************************

                                BOWATER INCORPORATED
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
                   OF THE COMPANY FOR ANNUAL MEETING MAY 24, 1995
R
         The undersigned hereby appoints Robert C. Lancaster, Ecton R. Manning
O and Wendy C. Shiba, or any one or more of them, each with full power of substitution, as proxies for the undersigned, to vote, as designated below,
X all the shares of 7% PRIDES Series B Convertible Preferred Stock, par value $1 per share, of Bowater Incorporated held of record by the undersigned on
Y March 27, 1995, at the annual meeting of shareholders to be held May 24, 1995, or any adjournment(s) thereof and in their discretion, to vote upon any other matters which may properly come before the meeting. Election of Directors, Nominees:

    Hugh D. Aycock,
    Donald R. Melville,

    Arnold M. Nemirow
                                           COMMENTS (change of address)
                                           (If you have written in the above
                                           space, mark the corresponding box on
                                           the reverse side of this card.)
     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                                                  SEE REVERSE
                                                                     SIDE

      *
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND PROXYHOLDERS WILL VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

1. ELECTION OF DIRECTORS     FOR ALL NOMINEES                 WITHHOLD AUTHORITY (to
                             LISTED BELOW                     vote for all nominees below)

                             EXCEPTIONS (as indicated
                             to the contrary below)

 Hugh D. Aycock, Donald R. Melville, Arnold M. Nemirow
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) Exceptions
2. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1995.
               FOR                AGAINST                ABSTAIN
3. At their discretion upon such other matters as may properly come before the annual meeting and any postponement or adjournment thereof.
                                     PROXY DEPARTMENT
                                     NEW YORK, N.Y. 10203 0468    Address Change
                                                                       Mark Here
                                           Change of address comments on reverse
                                           side.
                                           (Signature should conform exactly as
                                           name shown on this proxy. Executors,
                                           administrators, guardians, trustees,
                                           attorneys and officers signing for
                                           corporations should give full title.)
                                           Dated                          , 1995
                                              (Please be sure to insert date)
                                           Signed
                                                  Votes MUST be indicated
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
                                                 (x) in Black or Blue ink.

                     BOWATER INCORPORATED
           Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting May 24, 1995

P       The undersigned hereby appoints Robert C. Lancaster, Ecton R. Manning and Wendy C. Shiba, or any one or more of them, each with full power of
R substitution, as proxies for the undersigned, to vote, as designated below, all the shares of common stock of Bowater Incorporated held of record by
O the undersigned on March 27, 1995, at the annual meeting of shareholders to be held May 24, 1995, or any adjournment(s) thereof and in their
X discretion, to vote upon any other matters which may properly come before the meeting.
Y
     Election of Directors, Nominees: Hugh D. Aycock, Donald R. Melville,
     Arnold M. Nemirow

       COMMENTS (change of address) (X)


                                           BOWATER INCORPORATED
                                           P.O. BOX 11468
                                           NEW YORK, N.Y. 10203-0468


    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                       SEE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2 and proxy holders will vote, in their discretion, upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS   FOR ALL NOMINEES (X)  WITHHOLD AUTHORITY (to (X)   EXCEPTIONS  (X)
                          LISTED BELOW        vote for all nominees below)

 Hugh D. Aycock, Donald R. Melville, Arnold M. Namirow
 (INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on space provided below.)
 * Exceptions

2. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1995.

          FOR (X)     AGAINST (X)        ABSTAIN (X)

3. At their discretion upon such other matters as may properly come before the annual meeting and any postponement or adjournment thereof.

                                             Address Changed
                                             Mark Here           (X)

                                             Change of address comments on
                                             reverse side. (Signature should
                                             conform exactly as name shown on
                                             this proxy. Executors,
                                             administrators, guardians,
                                             trustees, attorneys and officers
                                             signing for corporations should
                                             give full title.)
                                             Dated                     , 1995
                                             Signed
                                             Votes MUST be indicated
Sign, Date and Return the Proxy Card         (X) in Black or Blue Ink.
Promptly Using the Enclosed Envelope.